UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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RENT-A-CENTER, INC.
(Name of Registrant as Specified In Its Charter)

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*** YOUR VOTE IS IMPORTANT*** May 10, 2021 Dear Rent-A-Center Stockholder: The 2021 Annual Meeting of Stockholders is soon approaching and is scheduled to be held virtually at www.virtualshareholdermeeting.com/RCII2021 on June 8 at 8:00 AM Central Time. We are sending this reminder notice because according to records from the vote processor your shares are unvoted. Voting is quick and easy. We urge you promptly to submit your vote by internet or telephone by using the control number located on the enclosed voting instruction form. Regardless of the number of shares you own; your vote is very important. The Board of Directors unanimously recommends that stockholders vote: (1) FOR each of the nominees, (2) FOR the ratification of auditors, (3) FOR the advisory vote on executive compensation, (4) FOR the 2021 long-term incentive plan and (5) FOR the proposal to declassify our board of directors. The proposal to declassify our board requires approval from eighty percent of the outstanding shares. As such, not voting is the same as voting against that proposal. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting at (888) 368-0379 or (212) 257-1311. Thank you for your continued support, Rent-A-Center, Inc.